UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

Lite Strategy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41827	51-0407811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9920 Pacific Heights Blvd., Suite 150
San Diego, California		92121
(Address of principal executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 858 369-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00000002 par value	LITS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on the Current Report on Form 8-K filed with the SEC on July 22, 2024, the Board of Directors (the Board) of Lite Strategy, Inc. (the Company) previously appointed Justin J. File as the Acting Chief Executive Officer, in addition to his roles as Chief Financial Officer and Secretary.

On November 14, 2025, the Board, upon the recommendation of the Nominating and Governance Committee of the Board, approved the election of Mr. File as the Company’s permanent Chief Executive Officer and the appointment of Mr. File as a member of the Board, effective immediately. Mr. File will serve as a member of the Board in the class to be subject to election at the 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal. Mr. File will also continue to serve as the Company’s Chief Financial Officer and Secretary.

The Company expects to enter into an addendum to Mr. File’s employment agreement to memorialize these and any other changes to which Mr. File and the Company may agree. The terms of this addendum will be disclosed by the Company when it is entered into.

In connection with such appointment as Chief Executive Officer, the Board granted Mr. File options (the Options) to purchase 635,000 shares of the Company’s common stock, $0.00000002 par value (the Common Stock). The Options are subject to vesting in 36 monthly installments, with the first installment vesting on December 14, 2025. The Options were granted pursuant to the Company's Amended and Restated 2008 Stock Omnibus Equity Compensation Plan (the Plan). The Options have an exercise price of $2.02 per share, which was the closing price of the Company's Common Stock on the date of grant. The Options will expire 10 years from the date of grant, subject to earlier termination as provided in the applicable option agreement and the Plan. Mr. File will not receive any additional compensation for his service on the Board.

There is no arrangement or understanding between Mr. File and any other person pursuant to which he was selected as a director, and no transactions in which Mr. File has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITE STRATEGY, INC.

Date:	November 18, 2025	By:	/s/ Justin J. File
Chief Executive Officer, Chief Financial Officer and Secretarty